For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Announces Pricing of
Common Stock Offering

NEW YORK, NY – March 31, 2010 - Hudson Highland Group, Inc. (Nasdaq: HHGP) announced today that it priced a public offering of 4,200,000 shares of common stock at $4.35 per share to the public.  The company has also granted the underwriter for the offering an option for 30 days to purchase up to 630,000 additional shares of common stock at the same price per share to cover any over-allotments.  The closing of the offering is subject to customary closing conditions and is expected to occur on April 6, 2010.

Assuming no exercise of the underwriter’s over-allotment option, Hudson Highland Group expects to receive net proceeds from the offering of approximately $16.7 million after deducting underwriting discounts and commissions and estimated expenses of the offering.  The company expects to use the net proceeds from the offering for general corporate and working capital purposes.

Robert W. Baird & Co. acted as the sole underwriter for the offering.  The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained upon request to Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.  Copies of the prospectus and prospectus supplement are also available on the Securities and Exchange Commission website at www.sec.gov.

The shares are being offered pursuant to an effective registration statement.  This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide.  From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs approximately 2,000 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact included in this press release are forward-looking statements.  Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements.  All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors include, but are not limited to, the impact of global economic fluctuations including the recent economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company's history of negative cash flows and operating losses may continue; the company’s limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company's operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; financial impact of audits by various taxing authorities; and restrictions imposed by blocking arrangements.  Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this press release.  The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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